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EXHIBIT 3.2 AMENDMENT TO ARTICLES OF INCORPORATION

ARTICLES OF AMENDMENT
to the
ARTICLES OF INCORPORATION


	Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Article of Amendments to its Articles of Incorporation:

First:  The name of the corporation is Coastal Financial Corporation.

Second: The following amendment of the Articles of Incorporation was adopted on November 4, 1994, as prescribed by the Colorado Business Corporation Act. In the manner marked with an "X".


		___________	Such amendment was adopted by the
		                board of directors as no shares have
		                been issued and no shareholder action
		                is required.

		____X_____	Such amendment was adopted by a vote of the
				shareholders. The number of shares voted for the amendment was sufficient for approval.

	The name of the corporation shall be BDR INDUSTRIES, INC.

	THIRD: The manner, if not set forth in such amendment, in which any exchange, classification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: None.

	FOURTH:	The manner in which such amendment effects a change in the
	amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows: None.


					COASTAL FINANCIAL CORP.





					By:_/s/ Ame Vaughan___
					   Ame Vaughan, President